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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [ ] Definitive additional materials.

     [X] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                              NEMATRON CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                             [NEMATRON LETTERHEAD]

NEWS RELEASE


            NEMATRON AND OPTIMATION TECHNOLOGY SIGN MERGER AGREEMENT

             COMPANIES PLAN ROLLOUT OF GLOBAL SERVICES ORGANIZATION
ANN ARBOR, MI, NOVEMBER 14, 2000 -- Nematron Corporation (Amex: NMN), a leading producer of PC-based industrial control solutions, today announced that Optimation Technology, Inc. and Nematron have signed the merger agreement following the July 10, 2000 announcement of reaching a letter of intent. The merger will be completed subject to the satisfaction of all conditions contained in the agreement.

         Under Amex regulations, Nematron shareholders must approve the issuance of approximately 3.1 million shares of Nematron common stock in exchange for 100% of the outstanding Optimation Technology common stock, and Nematron intends to call a special meeting of shareholders prior to December 31 for this purpose.

         Upon completion of the merger, Optimation Technology will operate as a subsidiary of Nematron, as part of a strategic business plan to build a global service organization focused on plant floor-to-enterprise needs in a variety of targeted industries. Together with the recently acquired A-OK Controls Engineering based in Auburn Hills, Michigan, Nematron will be able to offer a large range of services that extends from control engineering and system design, automation control software and control product support and training to manufacturing execution systems integration and large project management. The merger will add approximately 100 engineers and designers with a wide variety of industry experience. Optimation Technology will provide its existing set of ISO-9001 registered services in engineering, design and integration, along with integration services for Nematron products. Optimation Technology will also provide infrastructure, product and management support for Nematron services organizations. Optimation Technology President William Pollock will continue in his current role and provide leadership for the growing Nematron service organization.


FOR IMMEDIATE RELEASE.......................................................more


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Nematron and Optimation Technology Complete Merger                        Page 2


         Recognizing the need for local support, once the merger is complete Nematron will have service centers located in multiple locations in Michigan, New York, North Carolina and England, with plans for further geographic expansion. Optimation Technology's headquarters, located south of Rochester, New York will be the site for Nematron's Northeast Regional Automation Center and the Charlotte, North Carolina office will serve as the site for the Southeast Regional Automation Center. The Automation Centers will demonstrate vertical industry expertise, integrated partner product offerings, and will support regional Nematron product and partner product sales organizations. Nematron also plans additional Nematron Automation Centers in strategic locations in North America and Europe.

         William Pollock, President of Optimation Technology, states "We have been successful by staying current and looking ahead at integration product offerings and technology. We have always been, and will continue to be, open to using the best products for our client's unique needs. Nematron's leading edge information and control station (ICS) provides open architecture - that means open choices for our customer base. It will provide means to dramatically lower the total cost of ownership, particularly for those in discrete manufacturing, packaging and distribution, as well as those whose business case is pointing toward manufacturing execution systems (MES) functionality or connectivity to enterprise resource planning systems (ERP). For those needs, Nematron provides extensive product platform know-how and a single service organization to implement a true total solution. We are excited to become a part of an organization committed to being a preferred supplier of innovative vertically integrated control and information solutions."

         Matt Galvez, Nematron's President, commented, "Optimation Technology will double our service organization to more than 200 top-flight professionals, add diversified industry expertise and provide ISO-9001 registered processes we plan to roll out to other locations. The merger will serve as a template for further expansion of our technology infrastructure to support our growing organization. We will have a team with the energy and expertise to further establish a world-class global service organization. And, upon completion of this latest acquisition, we will be firmly transitioning from a pure product company profile to a fully integrated, modern


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Nematron and Optimation Technology Complete Merger                        Page 3

automation and factory floor information processing partner for our customers. The new consultative sales dimension is critical for the success of the paradigm shift Nematron has pioneered by transitioning from PLC and PC based control to the Information and Control Station model."

         The transaction is expected to have a positive impact on earnings and expand the sales channel for Nematron's information and controls station solutions. Optimation Technology's revenues for 1999 exceeded $10 million.

         Nematron will be filing a proxy statement and other relevant documents concerning the merger with the United States Securities and Exchange Commission ("SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge from the SEC's website, www.sec.gov. In addition, the proxy statement will be made available for free to shareholders of Nematron. READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

         The discussion in this news release includes forward-looking statements based on current management expectations. Factors that could cause future results to differ from these expectations include: a change in general economic conditions or conditions in targeted markets, competitive factors (including the introduction or enhancement of competitive products), pricing pressures, changes in customer requirements, evolving industry standards and any additional factors described in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned that forward looking statements are not guarantees of future performance, that they involve risks and uncertainties and that actual results may differ materially from those expressed or implied by such statements. Nematron does not intend to update these forward looking statements.

         Nematron has been setting the standard in PC-based control solutions since the birth of the industry. Nematron is the only company that can provide a complete and proven information


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Nematron and Optimation Technology Complete Merger                        Page 4

and control PC-based solution, with customers in nearly every manufacturing industry. For additional information about Nematron, visit web site http://www.nematron.com/.

         Nematron and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger with Optimation Technology. None of the Nematron directors or executive officers has any ownership in Optimation Technology.



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